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                                                                    EXHIBIT 23.6


                     [THE BANC STOCK GROUP, INC. LETTERHEAD]



November 2, 1998


Western Seirra Bancorp
4011 Plaza Goldorado Circle
Cameron Park, CA  95682


Re: Western Sierra Bancorp-Registration Statement on Form S-4

The Banc Stock Group, Inc. hereby consents to the inclusion of its name and the description of its activities and responsibilities as investment advisor to Lake Community Bank ("Lake") and to the inclusion of its May 27, 1998 fairness opinion to Lake as an exhibit in the above referenced document as stated in the draft dated November 2, 1998.

Sincerely,

THE BANC STOCK GROUP, INC.


/s/ EDWARD E. SCHMIDT
--------------------------------
Edward E. Schmidt
Executive Vice President